Exhibit 99.1

STRYKER CORPORATION RESULTS FOR
QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2003

            Kalamazoo, Michigan -- October 16, 2003 -- Stryker Corporation (NYSE:SYK) reported today that net sales were $885.4 million for the third quarter of 2003, representing a 19% increase over net sales of $745.6 million in the third quarter of 2002 and $2,624.0 million for the first nine months of 2003, representing a 20% increase over net sales of $2,182.4 million for the first nine months of 2002.  Excluding the impact of foreign currency, net sales increased 16% for both the third quarter and the first nine months.

            Net earnings for the third quarter of 2003 were $107.8 million, representing a 49% increase over net earnings of $72.5 million in the third quarter of 2002.  Diluted net earnings per share for the third quarter increased 47% to $.53 compared to $.36 in the third quarter of 2002.  For the first nine months of 2003, net earnings were $319.4 million, representing a 33% increase over net earnings of $239.5 million in 2002.  Diluted net earnings per share increased 33% for the first nine months of 2003 to $1.57 compared to diluted net earnings per share of $1.18 in the first nine months of 2002.

            Excluding the impact of a restructuring charge and an acquisition-related credit from the third quarter of 2002, adjusted net earnings for the third quarter increased 28% from $84.0 million in 2002 to $107.8 million in 2003 and adjusted diluted net earnings per share for the third quarter increased 29% from $.41 in 2002 to $.53 in 2003.  Excluding the impact of these items from the first nine months of 2002, adjusted net earnings for the first nine months increased 27% from $251.0 million in 2002 to $319.4 million in 2003 and adjusted diluted net earnings per share for the first nine months increased 28% from $1.23 in 2002 to $1.57 in 2003.

Sales Analysis

            Domestic sales were $583.7 million for the third quarter and $1,697.1 million for the first nine months of 2003, representing increases of 18% in both periods, as a result of strong shipments of Orthopaedic Implants and MedSurg Equipment and higher revenue from Physical Therapy Services.

            International sales were $301.7 million for the third quarter and $926.9 million for the first nine months of 2003, representing increases of 20% and 24%, respectively, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.  The impact of foreign currency comparisons to the dollar value of international sales was favorable by $22.9 million in the third quarter and by $98.9 million for the first nine months.  Excluding the impact of foreign currency, international sales increased 11% in both the third quarter and for the first nine months.

            Worldwide sales of Orthopaedic Implants were $505.6 million for the third quarter and $1,518.6 million for the first nine months of 2003, representing increases of 20% and 23%, respectively, based on higher shipments of reconstructive (hip, knee and shoulder), trauma and spinal implants.  Excluding the impact of foreign currency, sales of Orthopaedic Implants increased 16% in the third quarter and 17% for the first nine months.

            Worldwide sales of MedSurg Equipment were $323.3 million for the third quarter and $940.3 million for the first nine months of 2003, representing increases of 17% in both periods based on higher shipments of powered surgical instruments, endoscopic systems, hospital beds and stretchers and craniomaxillofacial implants.  Excluding the impact of foreign currency, sales of MedSurg Equipment increased 15% in the third quarter and 14% for the first nine months.

            Physical Therapy Services revenues were $56.5 million for the third quarter and $165.1 million for the first nine months of 2003, representing increases of 13% and 10%, respectively, as a result of new physical therapy centers and higher revenues from existing centers.

2002 Restructuring and Acquisition-Related Items

            Restructuring and acquisition-related items were $17.2 million ($11.5 million net of income taxes) for the third quarter and first nine months of 2002 as follows:

-	A charge of $21.0 million ($14.1 million net of income taxes) for employment-related costs to close the Company's Rutherford, New Jersey manufacturing facility.
-	A credit of $3.8 million ($2.6 million net of income taxes) to reverse certain Howmedica acquisition-related costs to reflect actual final payments required.

Income Tax Rate

            The Company's effective income tax rate for the first nine months of 2003 was reduced from 31.0% to 30.5% in the third quarter of 2003, thereby reducing income tax expense by $2.3 million.  This compares to a 33.0% effective income tax rate for the third quarter and first nine months of 2002 and an effective annual income tax rate of 31.8% for the year ended December 31, 2002.  The income tax rate reductions result primarily from increased manufacturing in lower tax jurisdictions.

Conference Call

            As previously announced, the Company will conduct a conference call for financial analysts at 5:00 p.m., Eastern Time, today.  To hear the conference call, dial 888/882-0109.  A simultaneous webcast of the call may be accessed via the Company's website at www.strykercorp.com.  The call will be archived on this website for 90 days.   A recording of the call may also be accessed from 7:00 p.m., Eastern Time, today until 7:00 p.m. on October 18, 2003 by calling 800/633-8284 (domestic) or 402/977-9140 (international) and entering the reservation number 21160799.

***

            Stryker Corporation develops, manufactures and markets specialty surgical and medical products worldwide, including reconstructive implants, spinal, trauma and craniomaxillofacial systems, the bone growth factor osteogenic protein-1, powered surgical instruments, endoscopic and surgical navigation systems and patient care and handling equipment and provides outpatient physical therapy services in the United States.

STRYKER CORPORATION
For the Three Month and Nine Month Periods Ended September 30, 2003
(Unaudited - In Millions Except Per Share Amounts)

	Third Quarter			Nine Months
CONDENSED STATEMENTS OF EARNINGS	2003	2002	% Change	2003	2002	% Change

Net Sales	$885.4	$745.6	18.8	$2,624.0	$2,182.4	20.2
Cost of sales	328.8	279.9	17.5	956.5	801.9	19.3
GROSS PROFIT	556.6	465.7	19.5	1,667.5	1,380.5	20.8
% of Sales	62.9	62.5		63.5	63.3

Research, development and
engineering expenses	44.1	35.9	22.8	132.2	103.9	27.2
Selling, general and administrative expenses	343.4	284.3	20.8	1,029.3	849.4	21.2
Restructuring and acquisition-related items		17.2	(100.0)		17.2	(100.0)
	387.5	337.4	14.8	1,161.5	970.5	19.7

Other expense (income):
Interest expense	5.8	10.9	(46.8)	19.2	31.5	(39.0)
Intangibles amortization	10.0	8.5	17.6	29.1	20.3	43.3
Other	0.4	0.7	(42.9)	(1.9)	0.8	--
	16.2	20.1	(19.4)	46.4	52.6	(11.8)

EARNINGS BEFORE INCOME TAXES	152.9	108.2	41.3	459.6	357.4	28.6
Income taxes	45.1	35.7	26.3	140.2	117.9	18.9

NET EARNINGS	$107.8	$72.5	48.7	$319.4	$239.5	33.4
	======	======	======	======	======	======

Net Earnings Per Share
Basic	$0.54	$0.37	45.9	$1.61	$1.21	33.1
Diluted	$0.53	$0.36	47.2	$1.57	$1.18	33.1

Average Shares Outstanding
Basic	199.1	197.7		198.7	197.4
Diluted	203.6	203.4		203.1	203.6

RECONCILIATION OF REPORTED NET EARNINGS TO ADJUSTED NET EARNINGS BEFORE RESTRUCTURING
CHARGE AND ACQUISITION-RELATED CREDIT

	Third Quarter			Nine Months
	2003	2002	% Change	2003	2002	% Change
NET EARNINGS
Reported net earnings	$107.8	$72.5	48.7	$319.4	$239.5	33.4
Restructuring charge		14.1	--		14.1	--
Acquisition-related credit		(2.6)	--		(2.6)	--
Adjusted net earnings	$107.8	84.0	28.3	$319.4	$251.0	27.3
	======	======	======	======	======	======

DILUTED NET EARNINGS PER SHARE
Reported diluted net earnings per share	$0.53	$0.36	47.2	$1.57	$1.18	33.1
Restructuring charge		$0.07	--		$0.07	--
Acquisition-related credit		$(0.01)	--		$(0.01)	--
Adjusted diluted net earnings per share	$0.53	$0.41	29.3	$1.57	$1.23	27.6

STRYKER CORPORATION
For the Three Month and Nine Month Periods Ended September 30, 2003
(Unaudited - In Millions)

	Third Quarter			Nine Months
CONDENSED SALES ANALYSIS	2003	2002	% Change	2003	2002	% Change

Domestic	$538.7	$493.9	18.2	$1,697.1	$1,437.2	18.1
International	301.7	251.7	19.9	926.9	745.2	24.4

NET SALES	$885.4	$745.6	18.8	$2,624.0	$2,182.4	20.2
	======	======	======	======	======	======

Orthopaedic Implants	$505.6	$420.4	20.3	$1.518.6	$1,230.2	23.4
MedSurg Equipment	323.3	275.2	17.5	940.3	801.6	17.3
Physical Therapy Services	56.5	50.0	13.0	165.1	150.6	9.6

NET SALES	$885.4	$745.6	18.8	$2,624.0	$2,182.4	20.2
	======	======	======	======	======	======

STRYKER CORPORATION
(Unaudited - In Millions)
	September 30	December 31
CONDENSED BALANCE SHEETS	2003	2002

ASSETS
Cash and cash equivalents	$45.3	$37.8
Accounts receivable (net)	433.5	406.7
Inventories	459.0	426.5
Other current assets	310.9	280.3
TOTAL CURRENT ASSETS	1,248.7	1,151.3

Property, Plant and Equipment (net)	569.3	519.2
Goodwill and Other Intangibles (net)	954.5	935.1
Other Assets	207.0	209.9
TOTAL ASSETS	$2,979.5	$2,815.5
	=====	=====
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities	$734.2	$707.5
Long-Term Debt	163.6	491.0
Other Liabilities	128.7	118.8
Stockholders' Equity	1,953.0	1,498.2
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,979.5	$2,815.5
	=====	=====

STRYKER CORPORATION
For the Three Month and Nine Month Periods Ended September 30, 2003
(Unaudited - In Millions)

	Third Quarter		Nine Months
CONDENSED STATEMENTS OF CASH FLOWS	2003	2002	2003	2002

OPERATING ACTIVITIES
Net earnings	$107.8	$72.5	$319.4	$239.5
Depreciation	23.4	22.5	69.6	62.8
Amortization	31.7	26.6	91.9	71.7
Proceeds from accounts receivable securitization	14.1	--	65.6	--
Changes in working capital	38.3	9.6	(106.1)	(67.9)
Other	(4.0)	16.8	(3.8)	14.7

NET CASH PROVIDED BY OPERATING ACTIVITIES	211.3	148.0	436.6	320.8

INVESTING ACTIVITIES
Business acquisitions, net of cash acquired	2.3	(135.2)	(6.5)	(146.5)
Purchases of property, plant and equipment	(38.2)	(34.6)	(98.3)	(87.9)
Other	3.4	0.1	3.6	0.3

NET CASH USED IN INVESTING ACTIVITIES	(32.5)	(169.7)	(101.2)	(234.1)

FINANCING ACTIVITIES
Proceeds from (repayments on) borrowings, net	(195.6)	2.8	(333.1)	(108.4)
Dividends	--	--	(23.8)	(19.7)
Other	16.0	7.1	29.9	26.1

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(179.6)	9.9	(327.0)	(102.0)

Effect of exchange rate changes on cash and cash equivalents	(1.0)	(1.7)	(0.9)	3.9

CHANGE IN CASH AND CASH EQUIVALENTS	$(1.8)	$(13.5)	$7.5	$(11.4)
	=====	=====	=====	=====

Contact information:
Dean H. Bergy, Vice President, Chief Financial Officer and Secretary, 269/385-2600